UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 17, 2006


                               NUTRITION 21, INC.

             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------
          New York                    0-14983               11-2653613
--------------------------------------------------------------------------------
(State or Other Jurisdiction  (Commission file Number)    (IRS Employer
     of Incorporation)                                  Identification No.)
--------------------------------------------------------------------------------


4 Manhattanville Road, Purchase, New York                      10577
 (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code: (914) 701-4500


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      The Company announced today that on April 17, 2006 Paul Intlekofer was elected President and Chief Executive Officer of the Company. Mr. Intlekofer also continues to serve as Chief Financial Officer. Before his election to his new positions, Mr. Intlekofer served as Chief Operating Officer and Chief Financial Officer.

      The Company pays to Mr. Intelkofer a $262,500 annual salary. The Company also reimburses Mr. Intlekofer for up to $40,000 annually, plus a tax gross-up, for commutation and housing expenses. The Company and Mr. Intlekofer have not entered into a current employment agreement.

      Mr. Intlekofer served as Chief Operating Officer since November 2005 and as Chief Financial Officer since January 2003. From January 2003 until November 2005 he also served as Senior Vice President, Corporate Development. From June 2002 to January 2003, he served the Company in varying capacities. From September 2001 to June 2002, Mr. Intlekofer was Senior Vice President of Planit, Inc., which provided strategic planning, capital formation, M&A, marketing and new product development services to the healthcare and financial industries.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

           Exhibit No.                       Description

           10.1                              Press release dated April 26, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                           Nutrition 21, Inc.
                                           (Registrant)

      Date: April 26, 2006                 By: /s/ Paul Intlekofer
                                           -------------------------------------
                                           Paul Intlekofer
                                           President and Chief Executive Officer